Exhibit 21
Subsidiaries of
Alliance Data Systems Corporation
A Delaware Corporation
(as of December 31, 2012)

Subsidiary	Jurisdiction of Organization	Other Business Names
Acorn Direct Marketing Limited	Ireland	None
ADI, LLC	Delaware	None
ADS Alliance Data Systems, Inc.	Delaware	None
ADS Foreign Holdings, Inc.	Delaware	None
ADS Reinsurance Ltd.	Bermuda	None
Abacus Direct Europe BV	Netherlands	None
Alliance Data FHC, Inc.	Delaware	Epsilon International
Alliance Data Foreign Holdings, Inc.	Delaware	None
Alliance Data Luxembourg S.àr.l.	Luxembourg	None
Alliance Data Pte. Ltd.	Singapore	None
AMGI Holdings, LLC	Delaware	None
Aspen ListCo Acquisitions LLC	Delaware	None
Aspen Marketing Holdings, LLC	Delaware	None
Aspen Marketing Services, LLC	Delaware	None
Catapult Integrated Services, LLC	Delaware	CatapultRPM
Catapult Action Biased Marketing
Catapult Marketing
ClickGreener Inc.	Ontario, Canada	None
Comenity LLC	Delaware	None
Comenity Bank	Delaware	None
Comenity Capital Bank	Utah	None
Comenity Servicing LLC	Texas	None
Coupons, LLC	Delaware	GetMembers
Advecor
CPC Associates, LLC	Delaware	None
D. L. Ryan Companies, LLC	Delaware	Pinball
DNCE LLC	Delaware	None
Eindia, LLC	Delaware	None
Epsilon Data Management, LLC	Delaware	None
Epsilon Email Marketing India Private Limited	India	None
Epsilon FMI, Inc.	Ohio	None
Epsilon Interactive, LLC	Delaware	None
Epsilon Interactive CA Inc.	Ontario, Canada	Abacus Canada
Enterprises Abacus Canada
Aspen of West Chicago Marketing Services
Aspen Marketing Services
Epsilon International, LLC	Delaware	None
Epsilon International Consulting Services Private Limited	India	None
Epsilon International UK Ltd.	England	None
Epsilon Marketing Services, LLC	Delaware	None
Epsilon Software Technology Consulting (Shanghai) Co., Ltd.	Shanghai, People’s Republic of China	None
Haggin Marketing, Inc.	California	None
HMI Holding Corp.	Delaware	None
Hyper Marketing Inc. International Holdings Limited	Ireland	None
I-Centrix Services, LLC	Delaware	None
ICOM Ltd.	Ontario, Canada	None
iCom Information & Communications, Inc.	Delaware	None

Subsidiary	Jurisdiction of Organization	Other Business Names
ICOM Information & Communications L.P.	Ontario, Canada	Shopper’s Voice
Smart Shopper Stop
Interact Connect LLC	Delaware	None
LMGC Holdings 1, ULC	Nova Scotia, Canada	None
LMGC Holdings 2, ULC	Nova Scotia, Canada	None
LMGC Luxembourg S.àr.l.	Luxembourg	None
LoyaltyOne, Inc.	Ontario, Canada	AIR MILES
airmilesshops.ca
AIR MILES Corporate Incentives
AIR MILES For Business
AIR MILES Incentives
AIR MILES My Planet
AIR MILES Reward Program
Alliance Data
Direct Antidote
Loyalty & Marketing Services
LoyaltyOne
LoyaltyOne Canada
My Planet
LoyaltyOne Participacoes Ltda	Brazil	None
LoyaltyOne Rewards Private Limited	India	None
LoyaltyOne SPB, Inc.	Ontario, Canada	None
LoyaltyOne US, Inc.	Delaware	Colloquy
LoyaltyOne Consulting
Precima
LoyaltyOne Travel Services Inc.	Ontario, Canada	AIR MILES Travel Services
Panavista, LLC	Delaware	None
RPM Connect, LLC	Delaware	None
Ryan Next, LLC	Delaware	None
Ryan Partnership, LLC	Delaware	Nsight Connect
Etailing Solutions
SolutionSet Holding Corp.	Delaware	None
SolutionSet, Inc.	Delaware	None
SolutionSet., LLC	California	None
Spyglass Publishing Group, Inc.	California	None
S.R.I. Analytics, Inc.	Georgia	None
The Retail Zone, LLC	Delaware	None
WFC Card Services L.P.	Ontario, Canada	None
WFC Card Services Holdings Inc.	Ontario, Canada	None
WFN Credit Company, LLC	Delaware	None
WFN Operating Co., LLC	Delaware	None
World Financial Capital Credit Company, LLC	Delaware	None